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Exhibit 99.2

GFI GROUP INC.

OFFER TO EXCHANGE
UP TO $250,000,000 PRINCIPLE AMOUNT OF
8.375% SENIOR NOTES DUE 2018,
FOR
ALL OF ITS OUTSTANDING
8.375% SENIOR NOTES DUE 2018 AND
SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

NOTICE OF GUARANTEED DELIVERY

        As set forth in the Prospectus, dated [                        ], 2011 (the "Prospectus"), of GFI Group Inc. (the "Company") under "The Exchange Offer—How to Tender—Guaranteed Delivery Procedures" and in the Letter of Transmittal (the "Letter of Transmittal") relating to the offer by the Company to exchange (the "Exchange Offer") up to $250,000,000 in principal amount at maturity of its 8.375% Senior Notes due 2018 (the "Exchange Notes") for any and all of its outstanding 8.375% Senior Notes due 2018, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes"), this form or one substantially equivalent hereto must be used to accept the Exchange Offer of the Company if: (i) certificates for the Original Notes are not immediately available or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the expiration date of the Exchange Offer or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by hand or telegram or transmitted by facsimile transmission, mail or courier to the Exchange Agent.

To:

The Bank of New York Mellon Trust Company, N.A.
(the "Exchange Agent")

By Facsimile:
(212) 298-1915

Confirm by telephone:
(212) 815-3687

By Mail, Hand or Courier:
Bank of New York Mellon Corporation
Corporate Trust—Reorganization Unit
101 Barclay Street—7 East
New York, New York 10286
Attention: Mr. David Mauer

For information on other offices or agencies of the Exchange Agent where Original
Notes may be presented for exchange, please call the telephone number listed above.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE
OR TRANSMITTAL OF THIS INSTRUMENT TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

Principal Amount of Original Notes Tendered:	Sign Here
Signature(s):
Certificate Nos. (if available):
Please Print the Following Information
Name(s):

Total Principal Amount Represented by Original Notes Certificate(s):	Address(es):

If Original Notes will be delivered by book-entry transfer at the Depository Trust Company insert:
Account Number:	Area Code and Tel. No(s).:

Name(s) in which Original Notes Registered:

Date: , 2011

 GUARANTEE

        The undersigned, a member in good standing of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three business trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm:

Authorized Signature:

Number and Street or P.O. Box:

City:	State:	Zip Code:

Area Code and Tel. No.:

Dated: , 2011

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  Exhibit 99.2
GFI GROUP INC.
GUARANTEE